                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant                                       [X]
Filed by a Party other than the Registrant                    [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Corvas International, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

[ X ] No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1. Title of each class of securities to which transaction applies:

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      2. Aggregate number of securities to which transaction applies:

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      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

      4. Proposed maximum aggregate value of transaction:

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      5. Total fee paid:

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[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:

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      2.    Form, Schedule or Registration Statement No.:

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      3.    Filing Party:

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      4.    Date Filed:

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

                                     [LOGO]

                             3030 Science Park Road
                           San Diego, California 92121
                                 (858) 455-9800



                                                                  April 20, 2000

Dear Stockholder:

         The Annual Meeting of Stockholders will be held on Monday, May 23, 2000, at 3:00 p.m. local time at the Hilton La Jolla Torrey Pines located at 10950 North Torrey Pines Road, La Jolla, California.

         The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

         After reading the Proxy Statement, please complete, date, sign and return promptly the enclosed Proxy. A postage-prepaid envelope is enclosed for mailings originating within the United States. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON. YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOU RETURN THE ENCLOSED PROXY TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. Any stockholder returning the enclosed Proxy may revoke it prior to its exercise by voting in person at the meeting or by filing with the Secretary of the Company a written revocation or a duly executed Proxy bearing a later date.

         A copy of the Company's Annual Report to Stockholders is also enclosed.

         Management and the Board of Directors look forward to seeing you at the meeting.

                                         Sincerely yours,


                                         /s/ Randall E. Woods
                                         -------------------------------------
                                         RANDALL E. WOODS
                                         President and Chief Executive Officer

                           CORVAS INTERNATIONAL, INC.
                             3030 SCIENCE PARK ROAD
                           SAN DIEGO, CALIFORNIA 92121
                          -----------------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD MONDAY, MAY 23, 2000

TO THE STOCKHOLDERS OF CORVAS INTERNATIONAL, INC.:

         Notice is hereby given that the Annual Meeting of Stockholders of Corvas International, Inc., a Delaware corporation (the "Company"), will be held at the Hilton La Jolla Torrey Pines located at 10950 North Torrey Pines Road, La Jolla, California, on Monday, May 23, 2000 at 3:00 p.m. local time, for the following purposes:

     1. To elect two directors to hold office until the 2003 Annual Meeting of Stockholders.

     2.  To approve the Company's 2000 Equity Incentive Plan.

     3. To approve the amendment to the Company's Employee Stock Purchase Plan to increase the aggregate number of shares of Common Stock authorized for issuance thereunder from 150,000 shares to a total of 350,000 shares.

     4. To ratify the selection of KPMG LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000.

     5. To transact such other business as may properly come before the Annual Meeting or any postponement or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

         The Board of Directors has fixed the close of business on March 31, 2000 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any postponement or adjournment thereof. A complete list of stockholders entitled to vote will be available at the Corporate Secretary's office, 3030 Science Park Road, San Diego, California, for ten days before the meeting.

                                        BY ORDER OF THE BOARD OF DIRECTORS,


                                        /s/ M. Wainwright Fishburn, Jr.
                                        -----------------------------------
                                        M. WAINWRIGHT FISHBURN, JR.
                                        Corporate Secretary

San Diego, California
April 20, 2000

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares. Additionally, in order to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

                           CORVAS INTERNATIONAL, INC.
                             3030 SCIENCE PARK ROAD
                           SAN DIEGO, CALIFORNIA 92121
                                 ---------------
                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                              TUESDAY, MAY 23, 2000
                                 ---------------
                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Corvas International, Inc., a Delaware corporation (the "Company" or "Corvas"), for use at the Annual Meeting of Stockholders to be held on Tuesday, May 23, 2000, at 3:00 p.m. local time (the "Annual Meeting"), or at any postponement or adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Hilton La Jolla Torrey Pines located at 10950 Torrey Pines Road, La Jolla, California.

SOLICITATION

         The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

         The Company intends to mail this Proxy Statement and accompanying proxy card on or about April 20, 2000 to all stockholders entitled to vote at the Annual Meeting.

VOTING RIGHTS AND OUTSTANDING SHARES

         Only holders of record of the Company's Common Stock at the close of business on March 31, 2000 will be entitled to receive notice of and to vote at the Annual Meeting. At the close of business on March 31, 2000, the Company had outstanding and entitled to vote 21,106,269 shares of Common Stock. Each holder of record of Common Stock on March 31, 2000 will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

         All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether a matter has been approved.


                                       1.

REVOCABILITY OF PROXIES

         You may revoke or change your proxy at any time before the Annual Meeting. It may be revoked by filing with the Corporate Secretary of the Company at the Company's principal executive office, 3030 Science Park Road, San Diego, California 92121, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

         Proposals of stockholders that are intended to be presented at the Company's 2001 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") must be received by the Company no later than December 21, 2000, which is 120 days prior to the first anniversary of the mailing date of this Proxy Statement.

         Unless a stockholder who wishes to bring a matter before the stockholders at the Company's 2001 annual meeting of stockholders notifies the Company of such matter prior to March 6, 2001, management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         The Company's Certificate of Incorporation and By-laws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified, or until such director's earlier death, resignation or removal.

         The Board of Directors is presently composed of seven members. There are two directors in the class whose term of office expires in 2000. The nominees for election, Michael Sorell, M.D. and Nicole Vitullo, were previously elected by the stockholders. If elected at the Annual Meeting, both of the nominees would serve until the 2003 annual meeting and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal.

         Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that either of the nominees should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Both nominees for election have agreed to serve if elected, and management has no reason to believe that either of the nominees will be unable to serve.

         Set forth below is biographical information for both nominees for election at, and for each person whose term of office as a director will continue after, the Annual Meeting.


                                       2.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM
EXPIRING AT THE 2003 ANNUAL MEETING (CLASS II)

         MICHAEL SORELL, M.D. Dr. Sorell, age 52, has served as one of our directors since April 1996. Since March 1996, he has been the Managing Partner of MS Capital, LLC, an advisement firm based in New York. From July 1986 to February 1992, he was associated with Morgan Stanley & Co., an investment banking firm, in various capacities, the last being principal. From March 1992 to July 1994, he was a partner in a joint venture with Essex Investment Management of Boston, an investment management firm. In August 1994, he rejoined Morgan Stanley as the emerging growth strategist and principal where he served until February 1996. Prior to that, he was on the staff of Memorial Sloan-Kettering Cancer Center and worked in clinical development at Schering-Plough.

         NICOLE VITULLO. Ms. Vitullo, age 42, has served as one of our directors since April 1996. Since April 1999, she has been Managing Director at Domain Associates, L.L.C., a venture capital management company focused on life sciences. From November 1996 to April 1999, Ms. Vitullo was a Senior Vice President, and from November 1992 to November 1996 was a Vice President, of Rothschild Asset Management Inc., which manages International Biotechnology Trust plc and has advised Biotechnology Investments, Limited. She served as Director of Corporate Communications at Cephalon, Inc., a neuropharmaceutical company, from July 1991 to November 1992. Prior to that, she was Manager, Healthcare Investments at Eastman Kodak Company. She also serves on the Boards of Directors of Epimmune Inc. and Onyx Pharmaceuticals Inc.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF BOTH NAMED NOMINEES.

                         BOARD OF DIRECTORS INFORMATION

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING (CLASS III)

         M. BLAKE INGLE, PH.D. Dr. Ingle, age 57, has served as one of our directors since January 1994 and as Chairman of the Board since June 1999. Since 1998, Dr. Ingle has been a general partner of Inglewood Ventures, a venture capital firm. From March 1993 to his retirement in February 1996 when it was acquired by Schering-Plough, Dr. Ingle was the President and Chief Executive Officer of Canji, Inc., a biopharmaceutical company. Prior to that, he was employed in a variety of capacities with the IMCERA Group, Inc., a healthcare company, consisting of Mallinckrodt Medical, Mallinckrodt Specialty Chemicals and Pitman Moore, from 1980 to 1993, most recently serving as President and Chief Executive Officer. Dr. Ingle currently serves on the Boards of Directors of Vical, Inc., Inex Pharmaceuticals Corp., NewBiotics, Inc. and GeneFormatics Inc., and is the Chairman of the Board of Trustees at The Burnham Institute.

         BURTON E. SOBEL, M.D. Dr. Sobel, age 62, has served as one of our directors since February 2000. Since 1994, he has been Physician-in-Chief at Fletcher Allen Health Care and E.L. Amidon Professor and Chair of the Department of Medicine at The University of Vermont College of Medicine. Dr. Sobel currently serves on the Board of Directors of Scios Inc. and has been a consultant to and served on scientific advisory boards of several pharmaceutical and biotechnology companies.


                                       3.

         RANDALL E. WOODS. Mr. Woods, age 48, has served as our President and Chief Executive Officer and as a director of Corvas since May 1996. Prior to joining Corvas, Mr. Woods served as the President of the U.S. Operations, Boehringer Mannheim Pharmaceuticals Corporation, or Boehringer, a pharmaceutical company, from March 1994 to March 1996, and was Vice President of Marketing and Sales for Boehringer from December 1993 to March 1994. From 1973 to December 1993, he served in various capacities at Eli Lilly and Company, a pharmaceutical company, where he was most recently responsible for the marketing of hospital products. Mr. Woods received his M.B.A. from Western Michigan University.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING (CLASS I)

         J. STUART MACKINTOSH. Mr. Mackintosh, age 44, has served as one of our directors since February 2000. Since 1985, Mr. Mackintosh has served in various capacities with European Investors Incorporated, an investment management firm, and is currently Managing Director and Principal. Before joining European Investors Incorporated, he was an Assistant Vice President with Bank of Boston.

         GEORGE P. VLASUK, PH.D. Dr. Vlasuk, age 44, has served as one of our directors since June 1999 and as our Executive Vice President, Research and Development since September 1996. Previously, Dr. Vlasuk served as Vice President, Biological Research from January 1995 to September 1996, as Executive Director, Molecular Pharmacology from July 1993 to January 1995 and as Director, Molecular Pharmacology from July 1991 to July 1993. Before joining Corvas, he was employed for six years at Merck Sharp & Dohme Research Laboratories, a pharmaceutical company, most recently as Associate Director of Hematology Research. Dr. Vlasuk received his Ph.D. in biochemistry from Kent State University.

BACKGROUND OF EXECUTIVE OFFICER WHO IS NOT A DIRECTOR

         CAROLYN M. FELZER. Ms. Felzer, age 43, has served as our Senior Director of Finance and Assistant Corporate Secretary since December 1997. Previously, Ms. Felzer served as the Company's Controller from January 1993 through December 1997 and as our Accounting Manager from July 1991 through January 1993. Prior to joining Corvas, Ms. Felzer held various financial positions with private companies since beginning her career at Peat, Marwick, Mitchell & Co., a professional advisory firm now known as KPMG LLP. She received a B.S. in accounting from The Pennsylvania State University and is a Certified Public Accountant.

BOARD COMMITTEES AND MEETINGS

         During 1999, the Board of Directors held 11 meetings, and no actions by unanimous written consent without a meeting occurred during the year. The Company has three committees of the Board of Directors: a Compensation and Stock Option Committee, an Audit Committee and an Executive Committee. The Company does not have a Nominating Committee.

         For the period from January 1, 1999 through May 14, 1999, the Compensation and Stock Option Committee consisted of Ms. Vitullo as Chairwoman, Mr. Norby and Dr. Thompson. Upon the retirements of Mr. Norby and Dr. Thompson in May and June of 1999, respectively, Dr. Ingle was added to this Committee. After his appointment to the Board of Directors in February 2000, Dr. Sobel was added to this Committee. The Compensation and Stock Option Committee is authorized to exercise all powers and authority of the Board of Directors in all compensation matters, including the establishment of rates of salary, bonuses, retirement and other compensation for all directors, officers and such other personnel of the Company as the Board of Directors may from time to time designate. It is also authorized to exercise the authority of the Board of Directors in the administration of the Company's 1991 Incentive and Compensation Plan (the "1991 Plan") and its Employee Stock Purchase Plan (the "Purchase Plan"). The Compensation and Stock Option Committee held four meetings during 1999.


                                       4.

         For the period from January 1, 1999 through May 14, 1999, the Audit Committee consisted of Mr. Norby as Chairman, Dr. Ingle and Dr. Sorell. Upon Mr. Norby's retirement from the Board, this Committee was reconstituted to consist of Dr. Sorell as Chairman and Dr. Ingle. After his appointment to the Board of Directors in February 2000, Mr. Mackintosh was added to this Committee. The Audit Committee oversees the Company's accounting and financial reporting policies, makes recommendations to the Board of Directors regarding appointment of independent accountants, reviews with the independent accountants the accounting principles and practices followed by the Company and the adequacy thereof, reviews the Company's annual audit and financial results and any material change in accounting principles, policies and procedures, and makes recommendations to the Board of Directors with regard to any of the preceding. The Audit Committee held two meetings during 1999.

         For the period from January 1, 1999 through May 14, 1999, the Executive Committee consisted of Dr. Fried as Chairman, Dr. Ingle and Mr. Woods. After Dr. Fried's retirement, Dr. Ingle was named as Chairman of, and Ms. Vitullo was appointed to, this Committee. The Executive Committee is authorized to exercise the full authority of the Board of Directors except with respect to (i) those matters not permitted under the Delaware General Corporation Law to be delegated to any committee, (ii) approval of obligations of the Company in amounts greater than $100,000, (iii) approval of annual operating plans, business plans and major strategic decisions, and (iv) approval of other major transactions such as corporate partnerships or financing plans. The Executive Committee did not hold any meetings during 1999.

         During 1999, all directors attended at least 75% of the Board of Directors meetings held except for Mr. Norby, who attended 50% of the Board meetings in which he was entitled to participate. During 1999, all members of committees of the Board attended at least 75% of the Committee meetings in which they were entitled to participate except for Dr. Ingle, who attended one of the two Audit Committee meetings in which he was entitled to participate due to illness.

                                  PROPOSAL TWO

                   APPROVAL OF THE 2000 EQUITY INCENTIVE PLAN

         In April 2000, the Board of Directors of the Company adopted the Company's 2000 Equity Incentive Plan ("Incentive Plan"), subject to stockholder approval. There are currently one million five hundred thousand (1,500,000) shares of Common Stock reserved for issuance under the Incentive Plan. No awards have been granted under the Incentive Plan.

         Stockholders are requested in this Proposal 2 to approve the Incentive Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the Incentive Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL TWO.

         The following is a summary of the principal features of the Incentive Plan. This summary, however, does not purport to be a complete description of all of the provisions of the Incentive Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's principal executive offices.


                                       5.

GENERAL

         The Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, stock bonuses and restricted stock purchase awards (collectively "awards"). Incentive stock options granted under the Incentive Plan are intended to qualify as "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the Incentive Plan are not intended to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of awards. To date, the Company has not granted any stock options under the Plan.

PURPOSE

         The Board adopted the Incentive Plan to provide a means by which employees, directors and consultants of the Company and its affiliates may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company. All of the approximately 100 employees, directors and consultants of the Company are eligible to participate in the Incentive Plan.

ADMINISTRATION

         The Board administers the Incentive Plan. Subject to the provisions of the Incentive Plan, the Board has the power to construe and interpret the Incentive Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of Common Stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award.

         The Board has the power to delegate administration of the Incentive Plan to a committee composed of not fewer than two members of the Board. In the discretion of the Board, a committee may consist solely of two or more outside directors in accordance with Section 162(m) of the Code or solely of two or more non-employee directors in accordance with Rule 16b-3 of the Exchange Act. The Board has delegated administration of the Incentive Plan to the Compensation Committee of the Board. As used herein with respect to the Incentive Plan, the "Board" refers to any committee the Board appoints as well as to the Board itself.

         The regulations under Section 162(m) of the Code require that the directors who serve as members of the committee must be "outside directors." The Incentive Plan provides that, in the Board's discretion, directors serving on the committee may be "outside directors" within the meaning of Section 162(m). This limitation would exclude from the committee directors who are (i) current employees of the Company or an affiliate, (ii) former employees of the Company or an affiliate receiving compensation for past services (other than benefits under a tax-qualified pension incentive plan), (iii) current and former officers of the Company or an affiliate, (iv) directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than as a director), and (v) any other person who is otherwise considered an "outside director" for purposes of Section 162(m). The definition of an "outside director" under Section 162(m) is generally NARROWER than the definition of a "non-employee director" under Rule 16b-3 of the Exchange Act.

ELIGIBILITY

         Incentive stock options may be granted under the Incentive Plan only to employees (including officers) of the Company. Employees (including officers), directors and consultants of the Company are eligible to receive all other types of awards under the Incentive Plan.


                                       6.

         No incentive stock option may be granted under the Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. Likewise, no restricted stock award may be granted under the Incentive Plan to any such 10% stockholder unless the exercise price is at least 100% of the fair market value of the stock subject to the award. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Incentive Plan and all other such plans of the Company) may not exceed $100,000.

         No employee may be granted options under the Incentive Plan exercisable for more than seven hundred fifty thousand (750,000) shares of Common Stock during any calendar year ("Section 162(m) Limitation").

STOCK SUBJECT TO THE INCENTIVE PLAN

         An aggregate of one million five hundred thousand (1,500,000) shares of Common Stock is reserved for issuance under the Incentive Plan. In addition, on the last day of each fiscal quarter, beginning with June 30, 2000, the share reserve shall automatically be increased by an amount necessary so that the total number of shares reserved for issuance under the Incentive Plan after the increase, if any, equals eighteen percent (18%) of the number of shares of the Company's Common Stock issued and outstanding as of the last day of the applicable quarter; PROVIDED HOWEVER, that this product will then be reduced by the number of shares issued pursuant to the Incentive Plan and the 1991 Plan, or subject to outstanding options or other awards under the Incentive Plan and the 1991 Plan. The maximum number of shares issuable upon the exercise of incentive stock options shall not exceed two million five hundred thousand (2,500,000) shares. The Board, in its discretion, may designate a smaller number of shares of Common Stock to be added to the share reserve as of the end of a particular fiscal quarter. If awards granted under the Incentive Plan expire or otherwise terminate without being exercised, the shares of Common Stock not acquired pursuant to such awards again become available for issuance under the Incentive Plan. If the Company reacquires unvested stock issued under the Incentive Plan, the reacquired stock will again become available for reissuance under the Incentive Plan for awards other than incentive stock options.

TERMS OF OPTIONS

         The following is a description of the permissible terms of options under the Incentive Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

         EXERCISE PRICE; PAYMENT. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options may not be less than 85% of the fair market value of the stock on the date of grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. If options were granted with exercise prices below market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m) of the Code. See "Federal Income Tax Information." On March 31, 2000, the closing price of the Company's Common Stock as reported on the Nasdaq National Market System was $11.00 per share.


                                       7.

         The exercise price of options granted under the Incentive Plan must be paid either in cash at the time the option is exercised or at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

         REPRICING. In the event of a decline in the value of the Company's Common Stock, the Board has the authority to offer participants the opportunity to replace outstanding higher priced options with new lower priced options. To the extent required by Section 162(m) of the Code, a repriced option is deemed to be canceled and a new option granted. Both the option deemed to be canceled and the new option deemed to be granted will be counted against the Section 162(m) Limitation.

         OPTION EXERCISE. Options granted under the Incentive Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Options that will be granted under the Incentive Plan will typically vest over a four-year period during the participant's employment by, or service as a director or consultant to, the Company or an affiliate (collectively, "service"). Shares covered by options granted in the future under the Incentive Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the Incentive Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the participant's service terminate before vesting. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned Common Stock of the Company or by a combination of these means.

         TERM. The maximum term of options under the Incentive Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the Incentive Plan generally terminate three months after termination of the participant's service unless (i) such termination is due to the participant's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination, (ii) the participant dies before the participant's service has terminated, or within three months after termination of such service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant's death) within 18 months of the participant's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution, or (iii) the option by its terms specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant's death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

NON-DISCRETIONARY GRANTS

         The Incentive Plan also provides for the automatic grant of certain nonstatutory stock options. Options granted to non-employee directors are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. Non-employee directors are automatically granted eight thousand (8,000) options on the first business day of each fiscal year at an exercise price equal to 85% of the fair market value on the date of grant. In addition, there is an initial grant to each person who is elected or appointed for the first time to be a non-employee director of an option to purchase fifteen thousand (15,000) shares of Common Stock at an exercise price equal to 85% of the fair market value on the date of grant. Under the Incentive Plan, a non-employee director shall not be entitled to an annual grant if such non-employee director received an initial grant in that same fiscal year or within six months of the annual grant.


                                       8.

TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK

         PAYMENT. The Board determines the purchase price under a restricted stock purchase agreement, but the purchase price may not be less than 85% of the fair market value of the Company's Common Stock on the date of grant. The Board may award stock bonuses in consideration of past services without a purchase payment.

         The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan must be paid either (i) in cash at the time of purchase, (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the participant, or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, then payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

         VESTING. Shares of stock sold or awarded under the Incentive Plan may, but need not be, subject to a repurchase option in favor of the Company in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan.

         RESTRICTIONS ON TRANSFER. Rights under a stock bonus or restricted stock bonus agreement may be transferred only upon such terms and conditions as are set forth in the stock bonus agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the stock bonus agreement remains subject to the terms of the stock bonus agreement.

RESTRICTIONS ON TRANSFER

         No participant may transfer an incentive stock option other than by will or by the laws of descent and distribution. During the lifetime of the participant, only the participant may exercise an incentive stock option. The Board may grant nonstatutory stock options that are transferable by will or by the laws of descent and distribution and to trusts. Shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.

ADJUSTMENT PROVISIONS

         Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the class and number of shares of Common Stock subject to the Incentive Plan and outstanding awards. In that event, the Incentive Plan will be appropriately adjusted as to the class and the maximum number of shares of Common Stock subject to the Incentive Plan and the Section 162(m) Limitation, and outstanding awards will be adjusted as to the class, number of shares and price per share of Common Stock subject to such awards.

EFFECT OF CERTAIN CORPORATE EVENTS

         The Incentive Plan provides that, in the event of dissolution or liquidation of the Company, all outstanding awards shall terminate immediately prior to such event. In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation, or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, then any surviving corporation shall assume awards outstanding under the Incentive Plan or substitute similar awards for those outstanding under the Incentive Plan. If any surviving corporation declines to assume awards outstanding under the Incentive Plan, or to substitute similar awards, then, with respect to participants whose service has not terminated, the vesting and the time during which such awards may be exercised will be accelerated. An outstanding award will terminate if the participant does not exercise it before a change in control. The


                                       9.

acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

         The Board may suspend or terminate the Incentive Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Incentive Plan will terminate on April 4, 2010.

         The Board may also amend the Incentive Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Incentive Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 of the Exchange Act), (ii) increase the number of shares reserved for issuance upon exercise of awards, or (iii) change any other provision of the Incentive Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 422 of the Code or any securities exchange listing requirements. The Board may submit any other amendment to the Incentive Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

FEDERAL INCOME TAX INFORMATION

         Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20%, while the maximum ordinary income rate and short-term capital gains rate is effectively 39.6%. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

         INCENTIVE STOCK OPTIONS. Incentive stock options under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

         There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant's alternative minimum tax liability, if any.

         If a participant holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the participant held the stock for more than one year.

         Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the participant's actual gain, if any, on the purchase and sale. The participant's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.


                                      10.

         To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

         NONSTATUTORY STOCK OPTIONS, RESTRICTED STOCK PURCHASE AWARDS AND STOCK BONUSES. Nonstatutory stock options, restricted stock purchase awards and stock bonuses granted under the Incentive Plan generally have the following federal income tax consequences:

         There are no tax consequences to the participant or the Company by reason of the grant for grants that are made at the fair market value. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. In addition, the non-employee director grants are made at 85% of fair market value and such grants are subject to taxes. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of
Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

         Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

         POTENTIAL LIMITATION ON COMPANY DEDUCTIONS. Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

         Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of "outside directors" and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

         Compensation attributable to restricted stock and stock bonuses will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of "outside directors" and
(ii) the purchase price of the award is no less than the fair market value of the stock on the date of grant. Stock bonuses qualify as performance-based compensation under the Treasury regulations only if (i) the award is granted by a compensation committee comprised solely of "outside directors," (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award


                                       11.

that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount -- or formula used to calculate the amount -- payable upon attainment of the performance goal).

                                 PROPOSAL THREE

          APPROVAL OF THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

         In December 1991, the Board adopted, and the stockholders subsequently approved, the Company's Employee Stock Purchase Plan (the "Purchase Plan"). In April 2000, the Board amended the Purchase Plan, subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance under the Purchase Plan from a total of 150,000 shares to a total of 350,000 shares. The Board adopted this amendment in order to ensure that the Company can continue to grant purchase rights at levels determined appropriate by the Board.

         During the last fiscal year, shares of Common Stock were purchased in the amounts and at the weighted-average prices per share under the Purchase Plan as follows: Carolyn Felzer -- 418 shares ($2.39), all current executive officers as a group -- 418 shares ($2.39), and all employees (excluding executive officers) as a group -- 19,202 shares ($2.45).

         As of March 31, 2000, an aggregate of 121,023 shares of the Company's Common Stock had been issued under the Purchase Plan. Only 28,977 shares of Common Stock remain available for future issuance under the Purchase Plan.

         Stockholders are requested in this Proposal 3 to approve the amendment to the Purchase Plan. The Board believes it is in the best interest of the Company to increase the number of shares available under the Purchase Plan to allow all current and future employees the ability to participate in the current offerings. The Board believes that the Purchase Plan is a good employee retention tool. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the amendment to the Purchase Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL THREE.

         The following is a summary of the principal features of the Purchase Plan, as amended. This summary, however, does not purport to be a complete description of all of the provisions of the Purchase Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's principal executive offices.

PURPOSE

         The purpose of the Purchase Plan is to provide a means by which employees of the Company (and any parent or subsidiary of the Company designated by the Board to participate in the Purchase Plan) may be given an opportunity to purchase Common Stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company. All of the Company's employees who satisfy the eligibility criteria are eligible to participate in the Purchase Plan.


                                       12.

         The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

ADMINISTRATION

         The Board administers the Purchase Plan and has the final power to construe and interpret both the Purchase Plan and the rights granted under it. The Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase Common Stock of the Company will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any parent or subsidiary of the Company will be eligible to participate in the Purchase Plan.


         The Board has the power, which it has not yet exercised, to delegate administration of the Purchase Plan to a committee composed of not fewer than two members of the Board. As used herein with respect to the Purchase Plan, the "Board" refers to any committee the Board appoints as well as to the Board itself.

OFFERINGS

         The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the Board. Generally, each offering is 24 months long and is divided into four shorter "purchase periods", each approximately six months long.

ELIGIBILITY

         Any person who is customarily employed at least 20 hours per week and five months per calendar year by the Company (or by any parent or subsidiary of the Company designated by the Board) on the first day of an offering is eligible to participate in that offering. The Board may provide that certain employees of the Company who are "highly compensated" as defined in the Code are not eligible to participate in the offerings.

         However, no employee is eligible to participate in the Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company (including any stock which such employee may purchase under all outstanding rights and options). In addition, no employee may purchase more than $25,000 worth of Common Stock (determined by the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company and its affiliates in any calendar year.

PARTICIPATION IN THE PLAN

         Eligible employees enroll in the Purchase Plan by delivering to the Company, prior to the date selected by the Board as the offering date for the offering, an agreement authorizing payroll deductions of up to 15% of such employees' total compensation during the purchase period.

PURCHASE PRICE

         The purchase price per share at which shares of Common Stock are sold in an offering under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of Common Stock on first day of the offering or (ii) 85% of the fair market value of a share of Common Stock on the last day of the purchase period. There are currently two ongoing offerings. One offering began on January 1, 1999, will terminate on December 31, 2000 and has a weighted-average purchase price of $2.45 per share. The second offering began on January 1, 2000, will terminate on December 31, 2001 and the current purchase price is $3.83 per share.


                                       13.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

         The purchase price of the shares is accumulated by payroll deductions over the offering. At any time during the offering, a participant may reduce or terminate his or her payroll deductions as the Board provides in the offering. A participant may increase such payroll deductions only within 10 days after the beginning of any purchase period. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the general funds of the Company. A participant may not make additional payments into such account.

PURCHASE OF STOCK

         By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares under the Purchase Plan. In connection with offerings made under the Purchase Plan, the Board specifies a maximum number of shares of Common Stock an employee may be granted the right to purchase and the maximum aggregate number of shares of Common Stock that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number of shares of Common Stock available, the Board would make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee's participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the purchase period at the applicable price. See "Withdrawal" below.

WITHDRAWAL

         While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable purchase period.

         Upon any withdrawal from an offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of Common Stock on the employee's behalf during such offering, and such employee's interest in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee's withdrawal from an offering will not have any effect upon such employee's eligibility to participate in subsequent offerings under the Purchase Plan.

TERMINATION OF EMPLOYMENT

         Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee's employment for any reason, and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest.

RESTRICTIONS ON TRANSFER

         Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

DURATION, AMENDMENT AND TERMINATION

         The Board may suspend or terminate the Purchase Plan at any time. The Purchase Plan has no defined termination date.


                                       14.

         The Board may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the stockholders within 12 months of its adoption by the Board if the amendment would (i) increase the number of shares of Common Stock reserved for issuance under the Purchase Plan, (ii) modify the requirements relating to eligibility for participation in the Purchase Plan, or
(iii) modify any other provision of the Purchase Plan in a manner that would materially increase the benefits accruing to participants under the Purchase Plan, if such approval is required in order to comply with the requirements of Rule 16b-3 under the Exchange Act.

         Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of the Purchase Plan without consent of the employee to whom such rights were granted.

EFFECT OF CERTAIN CORPORATE EVENTS

         In the event of a dissolution, liquidation or specified type of merger of the Company, then, in the Board's sole discretion, (i) the surviving corporation either will assume the rights under the Purchase Plan or substitute similar rights, (ii) such rights may continue in full force and effect, or (iii) the exercise date of any ongoing offering will be accelerated such that the outstanding rights may be exercised immediately prior to any such event.

STOCK SUBJECT TO PURCHASE PLAN

         Subject to this Proposal, an aggregate of three hundred fifty thousand (350,000) shares of Common Stock is reserved for issuance under the Purchase Plan. If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of Common Stock not purchased under such rights again become available for issuance under the Purchase Plan.

FEDERAL INCOME TAX INFORMATION

         Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

         A participant will be taxed on amounts withheld for the purchase of shares of Common Stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

         If the stock is disposed of at least two years after the beginning of the offering period and at least one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Such capital gains currently are generally subject to lower tax rates than ordinary income.

         If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

                                       15.

         There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

                                  PROPOSAL FOUR

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

         Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of KPMG LLP ("KPMG") as the Company's independent auditors for the fiscal year ending December 31, 2000, and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. KPMG has audited the Company's financial statements since the Company's inception in March 1987. Representatives of KPMG are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

         Stockholder ratification of the selection of KPMG as the Company's independent public accountants is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify their selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board, in their discretion, may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

         The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG.

         Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL FOUR.


                                       16.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 31, 2000 by (i) all those known by the Company to be the beneficial owners of more than 5% of the outstanding shares of the Company's Common Stock, (ii) each director and nominee for director, (iii) each of the Named Executive Officers, and (iv) all directors and executive officers as a group.


                                                                              BENEFICIAL OWNERSHIP (1)
                                                                              ------------------------

                                                                          SHARES                      PERCENTAGE
                                                                       BENEFICIALLY                  BENEFICIALLY
           BENEFICIAL OWNER                                                OWNED                         OWNED
           ----------------                                                -----                         -----
Artisan Equity Limited (2).............................................   3,076,923                   12.7%
c/o Island Circle Ltd.
22 Church Street
Hamilton HM11 Bermuda

Rothschild Asset Management Ltd.
International Biotechnology Trust plc..................................   2,175,837                   10.3%
     Five Arrows House
     St. Swithin's Lane
     London EC4N 8NR
     England

Wanger Asset Management, L.P.
     Acorn Investment Trust (3)........................................   1,658,000                     7.9%
     227 West Monroe, Suite 3000
     Chicago, Illinois  60606-5016

Sofinov, Societe financiere d'innovation...............................   1,400,000                     6.6%
1981, avenue McGill College, 13th floor
Montreal (Quebec) H3A 3C7

Schering Corporation...................................................   1,250,000                     5.9%
2000 Galloping Hill Road
Kenilworth, New Jersey 07033

J. Stuart Mackintosh(2)................................................   3,076,923                    12.7%

Randall E. Woods(4)....................................................     456,456                     2.1%

George P. Vlasuk, Ph.D.(5).............................................      89,200                     *

M. Blake Ingle, Ph.D.(6)...............................................      33,500                     *

Carolyn M. Felzer(7)...................................................      24,851                     *

Michael Sorell, M.D.(8)................................................       7,500                     *

Nicole Vitullo(9)......................................................       7,500                     *

Burton E. Sobel, M.D...................................................         -0-                     *

All directors and officers as group (8 persons)(10)....................   3,695,930                    14.9%

---------------------------------------
* Less than 1%.


                                       17.

(1) This table is based on information furnished by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has the sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 21,106,269 shares of Common Stock outstanding, adjusted as required by rules promulgated by the Securities and Exchange Commission (the "SEC").

(2) Represents 3,076,923 shares of Common Stock issuable upon conversion of $10,000,000 of convertible notes at $3.25 per share, exercisable within 60 days of March 31, 2000. At the Company's option, the accreted interest on the convertible notes, which compounds semi-annually, can be paid in cash or stock priced at the then-current market price. Therefore, in addition to these shares beneficially owned, $241,313 of accreted value is payable in cash or stock as of March 31, 2000. Mr. Mackintosh, who is the designee of Artisan Equity Limited on the Company's Board of Directors, disclaims beneficial ownership of these shares.

(3) Acorn Investment Trust beneficially owns 1,508,000 shares of Common Stock and shares voting and dispositive power over the 1,508,000 shares with Wanger Asset Management, L.P. and its general partner Wanger Asset Management Ltd. Oregon State Treasury beneficially owns 150,000 shares of Common Stock and shares voting and dispositive power over the 150,000 shares with Wanger Asset Management, L.P. and its general partner Wanger Asset Management Ltd.

(4) Includes 451,562 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2000, and 3,894 shares of Common Stock purchased by Mr. Woods through the Purchase Plan.

(5) Includes 87,812 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2000, and 1,388 shares of Common Stock purchased by Dr. Vlasuk through the Purchase Plan.

(6) Includes 22,500 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2000.

(7) Includes 20,562 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2000, and 1,547 shares of Common Stock purchased by Ms. Felzer through the Purchase Plan.

(8) Represents 7,500 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2000.

(9) Represents 7,500 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2000.

(10) Includes 597,436 shares of Common Stock issuable upon exercise of options and 3,076,923 shares of Common Stock issuable upon conversion of convertible notes exercisable within 60 days of March 31, 2000. See footnotes (1) through (9) above.

                                       18.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the directors and executive officers of the Company, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file by these dates during 1999. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with except that one change in beneficial ownership report, on behalf of Dr. Vlasuk, was filed late.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

         Members of the Board of Directors who are employees of the Company or who are representatives of principal stockholders do not receive compensation for service as directors or for service as members of any committee of the Board. Drs. Sobel and Sorell each currently receive compensation at the rate of $15,000 per year for their service as a non-employee director who is not a representative of a principal stockholder of the Company. Dr. Ingle is compensated at the rate of $20,000 per year for service as Chairman of the Board unaffiliated with any principal stockholder. During the fiscal year ended December 31, 1999, the total compensation paid to outside directors in connection with their service as directors was $51,788. The members of the Board are also reimbursed for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

         Options granted to non-employee directors under the 1991 Plan and, subject to stockholder approval, under the Incentive Plan, are not intended by the Company to qualify as incentive stock options under the Code, nor do they disqualify the members of the Compensation and Stock Option Committee from granting stock awards which, pursuant to Rule 16b-3, are exempt from the application of Section 16 of the Exchange Act. During the fiscal year ended December 31, 1999 and pursuant to the 1991 Plan, the Company granted options to purchase 5,000 shares of Common Stock to each non-employee director of the Company. In the aggregate, 30,000 options were granted at an exercise price of $2.39 per share, which represents 85% of the fair market value on the date of grant (based on the average of the high and low sales price reported on The Nasdaq Stock Market for the date of grant). As of March 31, 2000, options to purchase 315,714 shares have been granted to directors and former directors under the 1991 Plan and outside of the plan (net of cancellations), 136,000 options have been exercised and 179,714 options remain outstanding.

         Pursuant to a February 2000 amendment to the 1991 Plan, the annual stock option grant for each non-employee director was increased from 5,000 options to 8,000 options. At such time, each non-employee director received an additional option to purchase an additional 3,000 shares of Common Stock. Also pursuant to the amendment, each new, non-employee director received an initial stock option grant to purchase 15,000 shares of Common Stock. Options granted to non-employee directors under the 1991 Plan generally become exercisable at the rate of 25% per year over four years, and have a term of 10 years. In the event of a merger of the Company with or into another corporation, or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, at the discretion of the Board, the vesting of each option will accelerate for a period of 30 days prior to such event and the option will terminate if not exercised prior to the consummation of the transaction or each option will be


                                       19.

assumed or an equivalent option will be substituted by the successor corporation, if the Company is not the surviving entity.

         Pursuant to the Incentive Plan, subject to stockholder approval, and beginning in January 2001, each non-employee director of the Company will receive on the first business day of each fiscal year an annual non-discretionary stock option grant to purchase 8,000 shares of Common Stock at an exercise price equal to 85% of the fair market value of the Common Stock on the date of grant and each new non-employee director will receive a one time stock option grant to purchase 15,000 shares of Common Stock at an exercise price equal to 85% of the fair market value of the Common Stock on the date of grant. However, a non-employee director is not entitled to an annual grant if such non-employee director received an initial grant in that same fiscal year or within 6 months of the initial grant.

         As an accommodation to several directors retiring in 1999, the Company cancelled all of their outstanding options and re-issued an equal number of options outside of the plan to allow for transferability of these options and amended such options to provide for the term to be 10 years from the original grant date. A total of 154,214 such options were cancelled and re-issued outside of the plan.

COMPENSATION OF EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

         The following table sets forth for the years ended December 31, 1999, 1998 and 1997 compensation earned by the Company's Chief Executive Officer and the two other executive officers at December 31, 1999, whose salaries and bonuses for services rendered to the Company during the fiscal year ended December 31, 1999 were in excess of $100,000 (collectively, the "Named Executive Officers"). Executive officers serve at the discretion of the Board of Directors, subject to certain existing employment agreements. See "Employment Agreements."


                                                                                Long-Term
                                                                               Compensation
                                                Annual Compensation               Awards
                                               -------------------               ------
       Name and                                                                   Stock         All Other
      Principal                               Salary(1)         Bonus           Options(2)       Compen-
       Position                     Year        ($)             ($)                (#)         sation(3)($)
       --------                     ----    -----------    ------------        -----------    -------------
Randall E. Woods(4)                 1999        355,048         112,211           250,000             4,898
President and Chief                 1998        375,241           8,967                -0-            5,279
Executive Officer                   1997        315,000         110,796           125,000           194,898

George P. Vlasuk, Ph.D.             1999        250,000          50,000           125,000             1,437
Executive Vice President            1998        250,000             -0-                -0-            1,393
Research and Development            1997        200,000             -0-           100,000             1,245

Carolyn M. Felzer                   1999        100,000          20,000            22,000               115
Senior Director of                  1998         95,000             -0-                -0-               94
Finance and Assistant               1997         77,325           4,675            13,000                57
Corporate Secretary


------------------
(1) Includes amounts earned but deferred into the Company's 401(k) Compensation Deferral Savings Plan at the election of the executive officer.

(2) To date, the Company has not issued any restricted stock awards or stock appreciation rights to any executive officers.


                                       20.

(3) Includes amounts paid on behalf of certain executive officers for long-term disability insurance premiums and excess group term life insurance premiums.

(4) The amount set forth under the column entitled "Bonus" for 1999 includes $12,211 of interest which would have been payable in 1999 under an interest-free loan granted by the Company. This loan was originally granted to Mr. Woods upon his hire in 1996, and the principal was increased in 1999. See "Certain Transactions."

                        STOCK OPTION GRANTS AND EXERCISES

         The Company grants stock options to its executive officers and others under its 1991 Plan. As of March 31, 2000, options to purchase a total of 1,827,009 shares had been granted and were outstanding under the 1991 Plan, stock awards totaling 5,400 had been made under the 1991 Plan and options to purchase 1,302,878 shares remained available for grant thereunder.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information regarding stock options granted to the Named Executive Officers during the year ended December 31, 1999:


                                 Individual Grants
                    -------------------------------------------------------         Potential Realizable Value
                      Number          % of                                               at Assumed Annual
                        of            Total                                            Rates of Stock Price
                      Shares         Options                                             Appreciation for
                    Underlying     Granted to                                          Option Term (4), (5)
                      Options       Employees      Exercise       Expira-              --------------------
                      Granted       in Fiscal        Price         tion
     Name           (#) (1)         Year  (2)    ($/Share)(3)      Date                5%              10%
     ----           -------       ------------   ------------  ------------        -----------    ------------
Mr. Woods              50,000           6.6%       $2.625         2-15-09             $82,542       $209,179
                      200,000          26.4%       $2.9375        12-7-09            $369,476       $936,324

Dr. Vlasuk             25,000           3.3%       $2.625         2-15-09             $41,271       $104,589
                      100,000          13.2%       $2.9375        12-7-09            $184,738       $468,162

Ms. Felzer              6,000           0.8%       $2.625         2-15-09              $9,905        $25,101
                       16,000           2.1%       $2.9375        12-7-09             $29,558        $74,906


(1) Includes options granted under the 1991 Plan, which generally vest over a four-year period, 25% on the first anniversary of the grant date and 6.25% each quarter thereafter until fully vested, and have a maximum term of ten years from the grant date, subject to earlier termination upon the optionee's cessation of service with the Company. Upon certain corporate events resulting in a change in control, at the discretion of the Board of Directors, (i) the outstanding options will be assumed or replaced by substitute options granted by any surviving corporation, or (ii) the outstanding options will become exercisable for a minimum of 30 days prior to such event, or (iii) the outstanding options will terminate if not exercised prior to the consummation of the transaction.

(2) Based on an aggregate of 758,640 options granted to employees in 1999, including the above grants. This is not necessarily indicative of the number of options that will be granted in the future.

(3) The exercise price is equal to 100% of the fair market value of the Common Stock on the date of grant, as determined by the Compensation and Stock Option Committee.

(4) The 5% and 10% assumed rates of appreciation are suggested by the rules of the SEC and do not represent the Company's estimate or projection of the future Common Stock price.


                                       21.

     There is no assurance that any of the values reflected in this table will be achieved. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent upon a number of factors, including the future performance of the Common Stock, overall market conditions and the timing of option exercises, if any.

 (5) The potential realizable value is calculated based on the term of the option at the time of grant (10 years in all cases above). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders. For example, a stockholder who purchased one share of stock on February 16, 1999 at $2.625, held the stock for 10 years and sold it on February 15, 2009 while the stock appreciated at 5% and 10% compounded annually, would have profits of $1.65 and $4.18, respectively, on his $2.625 investment.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

         The following table sets forth certain information with respect to the exercise of stock options by the Named Executive Officers during the fiscal year ended December 31, 1999, and the number and value of securities underlying unexercised options held by the Named Executive Officers as of December 31, 1999:


                                                            Number of Unexercised               Value of Unexercised
                                                                  Options at                    In-the-Money Options at
                         Shares           Value            December 31, 1999 (#)(1)             December 31, 1999 ($)(2)
                       Acquired On       Realized          ------------------------        -------------------------------
Name                  Exercise (#)          ($)         Exercisable     Unexercisable      Exercisable       Unexercisable
----                  ------------      --------        -----------     -------------      -----------       -------------
Mr. Woods                  -0-             -0-            384,375          365,625            23,438            421,875

Dr. Vlasuk                 -0-             -0-            147,954          187,000           147,784            216,109

Ms. Felzer                 -0-             -0-             20,054           28,688            27,448             37,242


(1) Includes options granted under the 1991 Plan. See footnote (1) of "Option Grants in Last Fiscal Year" for vesting information.

(2) Amounts reflected are based on the fair market value of the Company's Common Stock at December 31, 1999 ($4.50), minus the exercise price of the options.


                                      22.

                              EMPLOYMENT AGREEMENTS

         In March 1997, the Company entered into an amended employment agreement with Mr. Woods, and entered into a new agreement with Dr. Vlasuk. Under the agreements, the original base salaries for Mr. Woods and Dr. Vlasuk were $300,000 and $200,000, respectively. Current salaries for Mr. Woods and Dr. Vlasuk are $375,000 and $275,000, respectively. The agreements allow, but do not require, changes in compensation from time to time. The agreements provide that in the event the employment of the officer is terminated without cause, or if the officer terminates his employment upon a change of control of the Company (or within six months thereafter) or in the event of a violation of the agreement by the Company, such officer is entitled to continue to receive his then-current annual base salary and benefits for a period of one year following termination and immediate vesting of all stock options held by the officer. Upon such officer's death or total disability, as defined in the agreement, the officer or his estate or personal representative shall be entitled to receive his then-current base salary and benefits for a period of three months.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE(1)

         The Compensation and Stock Option Committee of the Board of Directors (the "Committee") currently consists of Ms. Vitullo, Dr. Ingle and Dr. Sobel. None of the members have ever been officers or employees of the Company. The Committee is responsible for setting and administering the Company's policies governing employee compensation and administering the Company's employee benefit plans, as well as reviewing and granting options to the executive officers and all eligible employees. The Committee evaluates the performance of management and determines compensation policies and levels. The full Board of Directors reviews the Committee's recommendations regarding the compensation of executive officers and has ultimate responsibility regarding compensation decisions. The Board approved the Committee's recommendations regarding compensation of executive officers in 1999.


------------------------
(1) The material in this Report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and irrespective of any incorporation language contained in such filing.

                                      23.

COMPENSATION PROGRAM

         Annual compensation for the Company's executive officers consists of three elements: a cash salary, stock option grants and the possibility of receiving performance-based bonus awards. As in previous years, to make compensation determinations, the Committee reviewed historical and current compensation information of management at other biotechnology companies in similar geographic areas and at similar stages of development or with a similar therapeutic focus, as well as a number of industry surveys regarding short- and long-term executive compensation. This includes certain companies that are components of either or both of the Nasdaq CRSP Total Return Index for The Nasdaq Stock Market ("Nasdaq US") or Nasdaq Pharmaceutical Index ("Nasdaq Pharm"), the market indices appearing in the performance graph included in this Proxy Statement. Based in part on this information, the Committee generally sets salaries at or above the median range for companies of comparable size in similar industries. The Committee also considers the individual performance and responsibilities of the executive officers. Currently, the executive officers are compensated at approximately the median for comparable companies reviewed by the Committee or are slightly above the median if that officer's experience and responsibilities are above the average level described for the position surveyed.

         In making executive compensation decisions, the Committee believes that compensation of executives should be directly linked to overall Company progress and performance and the long-term value created for its stockholders, as well as individual performance. To this end, the Company's compensation programs, including salary and incentives, seek to provide competitive compensation that is reflective of both Company and individual performance. The Company considers a number of factors, including the following, in determining the elements of compensation for its executive officers.

         - Compensation should be meaningfully related to the long-term value created for stockholders.

         - Compensation programs should support the short- and long-term strategic goals and objectives of the Company.

         - Compensation programs should reflect and promote the Company's values, and reward individuals based on their contributions to the Company's success.

         - In order to attract and retain well-qualified executives, the Company's compensation decisions take into account competitive pay levels.

         - While base compensation should be determined by individual contribution, the actual amounts earned by executives in variable compensation programs should be dictated by how the Company performs.

         BASE SALARY. The Committee's policy is to review the base salary for the Chief Executive Officer and each of the Company's executive officers annually. The Committee reviews executive salaries for other biotechnology companies at a comparable stage of development and financial condition. The Committee also reviews a number of criteria, including performance of the Company and the individual executive, relative experience and responsibilities, and competitive pay practices. Such criteria for the Company's current stage of development include growth and strengthening of existing collaborative agreements, achievement of product development milestones, progress in new drug discovery programs and in clinical trials, continued presentation of information to the scientific and financial communities, financing activities, corporate development and recruitment and retention of key personnel.


                                      24.

         STOCK OPTION GRANTS. The Company uses its stock option program to further align the interests of stockholders and management by creating common incentives related to the possession by management of a substantial economic interest in the long-term appreciation of the Company's Common Stock. In February 1999, the Committee granted options to executive officers based on performance and contributions during 1998 and, in December 1999, additional options were granted based on 1999 performance and contributions. Items considered by the Committee were the officer's position and responsibilities, the individual officer's performance and contributions for the period reviewed, equity incentives paid to comparable officers at similar companies, the number of previously granted options, and the desire to provide greater incentives to meet the Company's objectives.

         BONUS AWARDS. The Committee has discretionary authority to award bonuses to executive officers and to other key employees based on individual and Company performance. The Committee reviews Company achievements and individual performance including attainment of product research and development milestones, maintaining and extending collaborative relationships, obtaining corporate financing and controlling expenditures. Based on performance of the officers and the Company's improved financial condition, bonuses were awarded to each of the executive officers in 1999.

         COMPANY PERFORMANCE/CHIEF EXECUTIVE OFFICER COMPENSATION. During 1999, Mr. Woods led the Company's continued progress in its strategic planning, business development programs and financing activities. In recognition of the significant progress made in achieving the Company's 1999 goals, specifically, regarding clinical development, the renewal of key collaborations with the Company's strategic alliance partners and the closings of private financings totaling $15,000,000 in gross proceeds in a tight equity market for biotechnology companies and at a time when the Company's stock was trading at $2.50 per share, the Committee approved a 7.1% salary increase for 2000. In addition, the Committee awarded Mr. Woods a cash bonus of $100,000 for his performance in 1999 and granted him options to purchase a total of 250,000 shares of Common Stock in 1999. 50,000 of these options were granted at an exercise price of $2.625 per share and 200,000 were granted at an exercise price of $2.9375 per share, both of which represented the fair market value on the date of grant. This brings Mr. Woods' total number of outstanding stock options to 750,000.

SECTION 162(m) OF THE INTERNAL REVENUE CODE

         Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1,000,000 of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1,000,000 may be deducted if it is "performance-based compensation" within the meaning of the Code. The Committee has determined that stock options granted under the 1991 Plan with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant shall be eligible to be treated as "performance-based compensation."

Nicole Vitullo, Chairwoman
M. Blake Ingle, Ph.D.
Burton E. Sobel, M.D.


                                      25.

                       PERFORMANCE MEASUREMENT COMPARISON

         The following graph compares the cumulative total stockholder return on the Company's Common Stock for the five years ended December 31, 1999 to two indices: The Nasdaq US and the Nasdaq Pharm. The total return for each of the Company's stock, the Nasdaq US and the Nasdaq Pharm assumes the reinvestment of dividends, although dividends have never been declared on the Company's Common Stock. The Nasdaq US tracks the aggregate price performance of equity securities of U.S. companies traded on The Nasdaq Stock Market. The Nasdaq Pharm tracks the aggregate price performance of equity securities of pharmaceutical companies listed under the Standard Industrial Classification ("SIC") code 283 (drugs) and traded on The Nasdaq Stock Market. The Company's Common Stock is traded on The Nasdaq Stock Market and is a component of both the Nasdaq US and the Nasdaq Pharm.(2)

         IT SHOULD BE NOTED THAT THIS GRAPH REPRESENTS HISTORICAL STOCK PRICE PERFORMANCE AND IS NOT NECESSARILY INDICATIVE OF ANY FUTURE STOCK PRICE PERFORMANCE.

                       Comparison of Five Year Cumulative
                          Total Return on Investment(3)

CORVAS PROXY REPORT
PERFORMANCE MEASUREMENT COMPARISON



                Corvas            NASDAQ US        NASDAQ Pharm
Date         Indexed Price      Indexed Price      Indexed Price
                Corvas            NASDAQ US        NASDAQ Pharm
----------------------------------------------------------------

Dec-94       100.000            100.000            100.000
Mar-95        88.235            108.951            108.267
Jun-95       117.647            124.623            125.917
Sep-95       211.765            139.634            157.335
Dec-95       264.706            141.335            183.412
Mar-96       258.824            147.952            190.841
Jun-96       229.412            160.006            185.388
Sep-96       217.647            165.705            189.643
Dec-96       264.706            173.892            183.983
Mar-97       258.824            164.463            174.733
Jun-97       305.882            194.590            188.633
Sep-97       241.176            227.521            211.593
Dec-97       182.353            213.073            189.979
Mar-98       235.294            249.365            208.837
Jun-98       194.118            256.215            193.261
Sep-98        97.082            231.371            182.325
Dec-98       132.376            300.248            241.679
Mar-99       117.647            335.857            265.208
Jun-99       141.176            367.468            269.888
Sep-99       132.376            375.848            308.411
Dec-99       208.847            542.430            451.620



------------------------

(2) The material in this Report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and irrespective of any incorporation language contained in such filing.

(3) Assumes $100 invested on December 30, 1994 in the Company's Common Stock, the Nasdaq US and the Nasdaq Pharm.



                                      26.

                              CERTAIN TRANSACTIONS

         In December 1994, Corvas entered into a strategic alliance agreement with Schering-Plough to collaborate on the discovery and commercialization of oral thrombin inhibitor drugs for the prevention and treatment of chronic cardiovascular disorders. Under the terms of the initial agreement, Schering-Plough compensated the Company for certain costs of research and preclinical development of thrombin inhibitors over a two-year period that ended December 31, 1996. Schering-Plough assumed responsibility for certain preclinical development, clinical trials and regulatory activities, and received exclusive worldwide manufacturing and marketing rights for any resulting thrombin inhibitors. In January 1997, Schering-Plough selected a clinical development candidate, which resulted in a $3,000,000 milestone payment to Corvas. In June 1998, Schering-Plough began a Phase I clinical trial of an oral thrombin inhibitor, which triggered a $1,000,000 milestone payment to the Company. In August 1998, the Company and Schering-Plough agreed to terminate this collaboration, which did not affect the other two ongoing collaborations with Schering-Plough.

         In conjunction with the December 1994 agreement for oral thrombin inhibitors, Schering-Plough acquired an exclusive option to expand its alliance with the Company to include Factor Xa inhibitors. In December 1996, Schering-Plough exercised this option and agreed to compensate Corvas for certain costs of research and preclinical development of Factor Xa inhibitors over a two-year period that originally ended December 31, 1998. In December 1998, Schering-Plough extended the funding of this program through September 1999 and expanded the scope of the program to encompass the development of inhibitors of thrombosis, both Factor Xa and thrombin, using a different design approach than was used in the terminated program. In September 1999 and again in December 1999, Schering-Plough extended the oral anticoagulant program, which is presently funded through December 2000. Schering-Plough, which is responsible for preclinical development, all clinical trials and regulatory activities, has exclusive worldwide marketing rights for any resulting inhibitors. Corvas retained certain manufacturing rights and may in the future receive milestone payments and royalties on sales of therapeutics resulting from this alliance.

         Upon execution of the initial agreement in 1994, Schering-Plough purchased 1,000,000 shares of Series A Convertible Preferred Stock of the Company, which resulted in net proceeds of $4,864,000. Upon exercise of the Factor Xa option in 1996, Schering-Plough purchased 250,000 shares of Series B Convertible Preferred Stock of the Company, which resulted in net proceeds of $2,000,000. In February 2000, both series of preferred stock converted into 1,250,000 shares of common stock. Revenue of $4,000,000 was recognized under these agreements in 1999. Through the end of 1999, Corvas has received a total of $32,000,000 from Schering-Plough as a result of these programs. If all milestones remaining on the program are met, Corvas would receive an additional $31,500,000 in milestone payments and research funding, plus royalties on any sales of commercialized products.

         In June 1997, the Company entered into an additional agreement with Schering-Plough which covers the design and development of oral inhibitors of a key protease believed to be necessary for hepatitis C virus replication. Under the terms of this agreement, Schering-Plough received an exclusive worldwide license for products resulting from this collaboration and is responsible for all development, manufacturing and marketing of any resultant products. Corvas recognized revenue from collaborative agreements of $1,575,000 in 1999 pursuant to this agreement. The initial term of the research program was one year; Schering-Plough has exercised both of its options to extend funding through May 2000. The Company may also receive milestone payments as well as royalty payments on product sales if products are successfully commercialized from this agreement.

         There is no assurance that products will be successfully developed and commercialized under any of these alliances.


                                      27.

         In June 1996, as a recruiting incentive, the Company loaned Mr. Woods $200,000, interest-free, in connection with his relocation to San Diego County, California. The loan was evidenced by an interest-free promissory note (the "Original Note"), and was originally due on the earlier of (i) December 4, 1996,
(ii) the closing, or any transfer of, Mr. Woods' former residence (the "Former Residence"), or (iii) within 90 days of Mr. Woods' termination of employment with the Company. To further assist Mr. Woods in selling the Former Residence, in December 1996, the Company agreed to extend the Original Note to be payable on the earliest of (i) December 7, 1997, (ii) the closing, or any transfer of, Mr. Woods' Former Residence, or (iii) within 90 days of Mr. Woods' termination of employment with the Company.

         In May 1997, the Company agreed to pay the difference between the original purchase price paid by Mr. Woods and the sales price of the Former Residence once sold, in an amount not to exceed $47,500. The Former Residence was sold on August 28, 1997, and Mr. Woods paid $47,500 against the Original Note, thereby reducing the outstanding balance to $152,500. Also on August 28, 1997, Mr. Woods executed an Amended and Restated Secured Promissory Note (the "Amended Note") in the amount of $152,500 in favor of the Company. The Amended Note, secured by the rights, title and interest in a lawsuit and any proceeds thereof related to Mr. Woods' current residence (the "Lawsuit"), was due on the earliest of (i) September 18, 1998, (ii) the settlement or other final determination of the Lawsuit, or (iii) within 90 days of Mr. Woods' termination of employment with the Company.

         On October 6, 1998, Mr. Woods executed The First Amendment to Amended and Restated Secured Promissory Note, which amended the maturity date of the Amended Note to be the earliest of (i) August 28, 1999, (ii) the settlement or other final determination of the Lawsuit, or (iii) within 90 days of Mr. Woods' termination of employment with the Company.

         On July 7, 1999, Mr. Woods executed The Second Amendment to Amended and Restated Secured Promissory Note, which increased the principal amount of the note to $277,500 and amended the maturity date of the Amended Note to be the earliest of (i) August 28, 2000, (ii) the settlement or other final determination of the Lawsuit, or (iii) within 90 days of Mr. Woods' termination of employment with the Company.

         In August 1999, Corvas issued and sold in a private financing 1,300,000 shares of Common Stock for $2.50 per share to certain investors and a 5.5% convertible senior subordinated note (the "First Convertible Note") to Artisan Equity Limited ("AEL"), due in August 2006, in an original principal amount of $6,500,000. Net proceeds of $6,377,000 were raised through the issuance of the First Convertible Note and net proceeds of $3,139,000 from the issuance of Common Stock. Upon maturity, the First Convertible Note will have an accreted value of $9,503,000. Interest on the outstanding principal amount of the First Convertible Note accretes at 5.5% per annum from August 1999 to August 2006, compounded semi-annually, with interest payable upon redemption or conversion. At the Company's option, the accretion may be paid in cash or in Corvas Common Stock priced at the then-current market price. The Company has agreed to pay any applicable withholding taxes that may be required in connection with the accretion, which are estimated and accrued at 30% of the annual accretion. At AEL's option, the principal of the First Convertible Note is convertible into shares of Corvas Common Stock at $3.25 per share, subject to adjustment for certain changes in capital or reorganizations and subject to adjustment if Corvas sells additional securities for less than $2.50 per share before August 18, 2000. 2,924,000 shares of Common Stock have been reserved for the potential conversion of the First Convertible Note. Corvas may call the First Convertible Note for redemption anytime after August 18, 2002.


                                      28.

         In October 1999, Corvas issued and sold in a private financing 700,000 shares of Common Stock for $2.50 per share and an additional 5.5% convertible senior subordinated note (the "Second Convertible Note") to AEL, also due in August 2006, in an original principal amount of $3,500,000. Estimated net proceeds of $3,496,000 and $1,728,000, respectively, were raised through the issuance of the Second Convertible Note and the additional Common Stock. Upon maturity, the Second Convertible Note will have an accreted value of $5,069,000. Interest on the outstanding principal of the Second Convertible Note accretes at 5.5% per annum from October 1999 to August 2006, compounded semi-annually, with interest payable upon redemption or conversion. Otherwise, the conversion price and all other terms of the Second Convertible Note are identical to those of the First Convertible Note. 1,560,000 shares of Common Stock have been reserved for the potential conversion of the Second Convertible Note.

         As part of the August 1999 financing, International Biotechnology Trust plc ("IBT") purchased 300,000 shares of Corvas Common Stock at $2.50 per share. In February 2000, IBT exercised all of their outstanding warrants to purchase additional shares of Common Stock. Pursuant to the anti-dilution provisions contained in the warrant agreement, the number of shares exercisable was adjusted from 1,400,000 to 1,561,337 and the per share exercise price was adjusted from $6.00 to $5.38.

         The Company has entered into indemnity agreements with its officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements such person may be required to pay in actions or proceedings which such person is or may be made a party by reason of their position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's By-laws.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

         Whether or not you intend to be present at the Annual Meeting, we urge you to return your signed proxy promptly.

                                        By Order of the Board of Directors,



                                        /s/ M. Wainwright Fishburn, Jr.
                                        --------------------------------------
                                        M. WAINWRIGHT FISHBURN, JR.
                                        Corporate Secretary

                                        April 20, 2000

                                      29.

                           CORVAS INTERNATIONAL, INC.

                           2000 EQUITY INCENTIVE PLAN



                              ADOPTED APRIL 5, 2000
                 APPROVED BY STOCKHOLDERS _______________, 2000
                         TERMINATION DATE APRIL 4, 2010

1.       PURPOSES.

         (a) ELIGIBLE STOCK AWARD RECIPIENTS. The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

         (b) AVAILABLE STOCK AWARDS. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses and (iv) rights to acquire restricted stock.

         (c) GENERAL PURPOSE. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.       DEFINITIONS.

         (a) "1991 PLAN" means The 1991 Incentive and Compensation Plan of Corvas International, Inc.

         (b) "AFFILIATE" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

         (c) "ANNUAL GRANT" means an Option granted annually to all Non-Employee Directors who meet the specified criteria pursuant to subsection 7(b) of the Plan.

         (d) "BOARD" means the Board of Directors of the Company.

         (e) "CODE" means the Internal Revenue Code of 1986, as amended.

         (f) "COMMITTEE" means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c).

         (g) "COMMON STOCK" means the common stock of the Company.


                                      1.

         (h) "COMPANY" means CORVAS INTERNATIONAL, INC. , a Delaware corporation.

         (i) "CONSULTANT" means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate. However, the term "Consultant" shall not include either Directors who are not compensated by the Company for their services as Directors or Directors who are merely paid a director's fee by the Company for their services as Directors.

         (j) "CONTINUOUS SERVICE" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

         (k) "COVERED EMPLOYEE" means the chief executive officer and the four
(4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

         (l) "DIRECTOR" means a member of the Board of Directors of the Company.

         (m) "DISABILITY" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

         (n) "EMPLOYEE" means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

         (o) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         (p) "FAIR MARKET VALUE" means, as of any date, the value of the Common Stock determined as follows:

                  (i) the mean between the highest and lowest selling price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any, on such date, or if shares were not traded on such date, then the weighted average of the means between the highest and lowest sales upon the nearest date before and the nearest date after such valuation date;


                                       2.

                  (ii) if Common Stock is not traded on an exchange, the mean between the closing representative bid and asked prices for the Common Stock on such date as reported by NASDAQ or, if NASDAQ is not then in existence, by its successor quotation system; or

                  (iii) if Common Stock is not publicly traded, the Fair Market Value of a share of Common Stock as established by the Committee acting in good faith.

         (q) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

         (r) "INITIAL GRANT" means an Option granted to a Non-Employee Director who meets the specified criteria pursuant to subsection 7(a) of the Plan.

         (s) "NON-EMPLOYEE DIRECTOR" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

         (t) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

         (u) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

         (v) "OPTION" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

         (w) "OPTION AGREEMENT" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

         (x) "OPTIONHOLDER" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

         (y) "OUTSIDE DIRECTOR" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.


                                      3.

         (z) "PARTICIPANT" means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

         (aa) "PLAN" means this CORVAS INTERNATIONAL, INC. 2000 Equity Incentive Plan.

         (bb) "RULE 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

         (cc) "SECURITIES ACT" means the Securities Act of 1933, as amended.

         (dd) "STOCK AWARD" means any right granted under the Plan, including an Option, a stock bonus and a right to acquire restricted stock.

         (ee) "STOCK AWARD AGREEMENT" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

         (ff) "TEN PERCENT STOCKHOLDER" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.       ADMINISTRATION.

         (a) ADMINISTRATION BY BOARD. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

         (b) POWERS OF BOARD. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                  (i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

                  (ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                  (iii) To amend the Plan or a Stock Award as provided in
Section 12.

                  (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.


                                      4.

         (c) DELEGATION TO COMMITTEE.

                  (i) GENERAL. The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

                  (ii) COMMITTEE COMPOSITION WHEN COMMON STOCK IS PUBLICLY TRADED. At such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or) (2) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

         (d) EFFECT OF BOARD'S DECISION. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.       SHARES SUBJECT TO THE PLAN.

         (a) SHARE RESERVE. Subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate one million five hundred thousand (1,500,000) shares of Common Stock. In addition, on the last day of each fiscal quarter, beginning with June 30, 2000 there shall be an increase to such share reserve, if necessary, in an amount so that the total number of shares reserved for issuance under the Plan equals eighteen percent (18%) of the number of shares of the Company's Common Stock issued and outstanding; PROVIDED HOWEVER, that this product will then be reduced by the number of shares issued pursuant to the Plan and the 1991 Plan, or subject to outstanding options or other awards under the Plan and the 1991 Plan, (other than under Section 7 of the Plan, and under Section 3.3 of the 1991 Plan). Notwithstanding the foregoing, the maximum number of shares issuable upon the exercise of Incentive Stock Options shall not exceed two million five hundred thousand (2,500,000) shares. The Board, in its discretion, may designate a smaller number of shares of Common Stock to be added to the share reserve as of the end of a particular fiscal quarter.


                                      5.

         (b) REVERSION OF SHARES TO THE SHARE RESERVE. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

         (c) SOURCE OF SHARES. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.       ELIGIBILITY.

         (a) ELIGIBILITY FOR SPECIFIC STOCK AWARDS. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

         (b) TEN PERCENT STOCKHOLDERS. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

         (c) SECTION 162(m) LIMITATION. Subject to the provisions of Section 11 relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Options covering more than seven hundred fifty thousand (750,000) shares of Common Stock during any calendar year.

         (d) CONSULTANTS.

                  (i) A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act ("Form S-8") is not available to register either the offer or the sale of the Company's securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

                  (ii) Form S-8 generally is available to consultants and advisors only if (i) they are natural persons; (ii) they provide bona fide services to the issuer, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the issuer's parent; and (iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer's securities.

6.       OPTION PROVISIONS.

         Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a


                                      6.

separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

         (a) TERM. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

         (b) EXERCISE PRICE OF AN INCENTIVE STOCK OPTION. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

         (c) EXERCISE PRICE OF A NONSTATUTORY STOCK OPTION. The exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

         (d) CONSIDERATION. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company of other Common Stock, (2) according to a deferred payment or other similar arrangement with the Optionholder or (3) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

         In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.


                                      7.

         (e) TRANSFERABILITY OF AN INCENTIVE STOCK OPTION. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

         (f) TRANSFERABILITY OF A NONSTATUTORY STOCK OPTION. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

         (g) VESTING GENERALLY. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

         (h) TERMINATION OF CONTINUOUS SERVICE. In the event an Optionholder's Continuous Service terminates (other than upon the Optionholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder's Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

         (i) EXTENSION OF TERMINATION DATE. An Optionholder's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service (other than upon the Optionholder's death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

         (j) DISABILITY OF OPTIONHOLDER. In the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the


                                      8.

date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

         (k) DEATH OF OPTIONHOLDER. In the event (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder's death pursuant to subsection 6(e) or 6(f), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

         (l) TERMINATION AFTER AGE 55. Notwithstanding any provisions contained herein to the contrary, in the event an Optionholder's Continuous Service terminates (other than upon the Optionholder's death or Disability) after age fifty-five, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date twenty-four (24) months days following such termination of the Optionholder's Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

         (m) EARLY EXERCISE. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder's Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

7.       NON-EMPLOYEE DIRECTOR OPTIONS

         Without any further action of the Board, each Non-Employee Director shall be granted Nonstatutory Stock Options as described in subsections 7(a) and 7(b) (collectively, "Non-Employee Director Options"). Each Non-Employee Director Option shall include the substance of the terms set forth in subsections 7(c) through 7(k).


                                      9.

         (a) INITIAL GRANTS. Effective January 1, 2001, each person who is elected or appointed for the first time to be a Non-Employee Director automatically shall, upon the date of his or her initial election or appointment to be a Non-Employee Director by the Board or stockholders of the Company, be granted an Option (an "Initial Grant") to purchase fifteen thousand (15,000) shares of Common Stock on the terms and conditions set forth herein.

         (b) ANNUAL GRANTS. Effective January 1, 2001, on the first business day of each fiscal year of the Company, each person who is a Non-Employee Director on the Board and has served as a Non-Employee Director on the Board for a period of at least six (6) months, shall, on that date, be granted an Option (an "Annual Grant") to purchase eight thousand (8,000) shares of Common Stock on the terms and conditions set forth herein. Notwithstanding the foregoing, a Non-Employee Director shall not be entitled to an Annual Grant if such Non-Employee Director received an Initial Grant in that same fiscal year.

         (c) TERM. Each Non-Employee Director Option shall have a term of ten
(10) years from the date it is granted.

         (d) EXERCISE PRICE. The exercise price of each Non-Employee Director Option shall be eighty-five percent (85%) of the Fair Market Value of the stock subject to the Non-Employee Director Option on the date of grant. Notwithstanding the foregoing, a Non-Employee Director Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Non-Employee Director Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

         (e) VESTING. Twenty-five percent (25%) of the shares subject to the Initial Grant shall vest one year after the date upon which the Non-Employee Director is elected or appointed by the Board to be a Non-Employee Director and six and one-quarter percent (6.25%) of the shares shall vest at the end of each fiscal quarter thereafter over the next 3 years. Twenty five percent (25%) of the shares subject to the Annual Grant shall vest one year after the date of grant and six and one-quarter percent (6.25%) of the shares shall vest at the end of each fiscal quarter thereafter over the next 3 years.

8.       PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

         (a) STOCK BONUS AWARDS. Each stock bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus agreements may change from time to time, and the terms and conditions of separate stock bonus agreements need not be identical, but each stock bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

                  (i) CONSIDERATION. A stock bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

                  (ii) VESTING. Shares of Common Stock awarded under the stock bonus agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.


                                      10.
zx



                  (iii) TERMINATION OF PARTICIPANT'S CONTINUOUS SERVICE. In the event a Participant's Continuous Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the stock bonus agreement.

                  (iv) TRANSFERABILITY. Rights to acquire shares of Common Stock under the stock bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the stock bonus agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the stock bonus agreement remains subject to the terms of the stock bonus agreement.

         (b) STOCK AWARDS. Each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the restricted stock purchase agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical, but each restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

                  (i) PURCHASE PRICE. The purchase price under each restricted stock purchase agreement shall be such amount as the Board shall determine and designate in such restricted stock purchase agreement. The purchase price shall not be less than eighty-five percent (85%) of the Common Stock's Fair Market Value on the date such award is made or at the time the purchase is consummated.

                  (ii) CONSIDERATION. The purchase price of Common Stock acquired pursuant to the restricted stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, then payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

                  (iii) VESTING. Shares of Common Stock acquired under the restricted stock purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

                  (iv) TERMINATION OF PARTICIPANT'S CONTINUOUS SERVICE. In the event a Participant's Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the restricted stock purchase agreement.

                  (v) TRANSFERABILITY. Rights to acquire shares of Common Stock under the restricted stock purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock purchase agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the restricted stock purchase agreement remains subject to the terms of the restricted stock purchase agreement.


                                      11.

9.       COVENANTS OF THE COMPANY.

         (a) AVAILABILITY OF SHARES. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

         (b) SECURITIES LAW COMPLIANCE. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

10.      USE OF PROCEEDS FROM STOCK.

         Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

11.      MISCELLANEOUS.

         (a) ACCELERATION OF EXERCISABILITY AND VESTING. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

         (b) STOCKHOLDER RIGHTS. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

         (c) NO EMPLOYMENT OR OTHER SERVICE RIGHTS. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

         (d) INCENTIVE STOCK OPTION $100,000 LIMITATION. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any


                                      12.

calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

         (e) INVESTMENT ASSURANCES. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

         (f) WITHHOLDING OBLIGATIONS. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

12.      ADJUSTMENTS UPON CHANGES IN STOCK.

         (a) CAPITALIZATION ADJUSTMENTS. If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The


                                      13.

Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

         (b) DISSOLUTION OR LIQUIDATION. In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to such event.

         (c) ASSET SALE, MERGER, CONSOLIDATION OR REVERSE MERGER. In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 11(c) for those outstanding under the Plan). In the event any surviving corporation or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to such event. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to such event.

13.      AMENDMENT OF THE PLAN AND STOCK AWARDS.

         (a) AMENDMENT OF PLAN. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements. Notwithstanding the foregoing, the provisions of Section 7 herein, pertaining to the amount, timing and terms of Options granted to Directors who are not Employees may not be amended more frequently than once every six (6) months.

         (b) STOCKHOLDER APPROVAL. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of
Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

         (c) CONTEMPLATED AMENDMENTS. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.


                                      14.

         (d) NO IMPAIRMENT OF RIGHTS. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

         (e) AMENDMENT OF STOCK AWARDS. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and
(ii) the Participant consents in writing.

14.      TERMINATION OR SUSPENSION OF THE PLAN.

         (a) PLAN TERM. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth
(10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

         (b) NO IMPAIRMENT OF RIGHTS. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

15.      EFFECTIVE DATE OF PLAN.

         The Plan shall become effective as determined by the Board, but no Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

16.      CHOICE OF LAW.

         The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of laws rules.


                                      15.

                                  AMENDMENT TO
                           CORVAS INTERNATIONAL, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                       Approved by the Board April 5, 2000
                    Ratified by the Stockholders _____, 2000




         WHEREAS, Corvas International, Inc. previously adopted its Employee Stock Purchase Plan (the "Plan") and

         WHEREAS, Paragraph 13 of the Plan provides that the Plan may be amended by the Board contingent upon shareholder approval within twelve (12) months before or after such amendment, such approval having been received on the date noted above;

         NOW, THEREFORE, the Plan is amended as follows:

1. Section 3(a) is deleted and replaced with the following:

"3.      SHARES SUBJECT TO THE PLAN.

                  (a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate three hundred fifty thousand (350,000) shares of the Company's common stock (the "Common Stock"). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan."

2. Section 14(a) is deleted and replaced with the following:

"14.     TERMINATION OR SUSPENSION OF THE PLAN.

                  (a) The Board may suspend or terminate the Plan at any time. No rights may be granted under the Plan while the Plan is suspended or after it is terminated."


                                      1.

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                           CORVAS INTERNATIONAL, INC.

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Randall E. Woods and George P. Vlasuk, Ph.D. or either of them, each with full power of substitution, as proxies to vote at the Annual Meeting of Stockholders of Corvas International, Inc. (the "Company") to be held on Tuesday, May 23, 2000 at 3:00 p.m., local time, at the Hilton La Jolla Torrey Pines located at 10950 Torrey Pines Road, La Jolla, California, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

    UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR ELECTION LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

                        (TO BE SIGNED ON REVERSE SIDE)

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

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                           CORVAS INTERNATIONAL, INC.

                              TUESDAY, MAY 23, 2000



                  PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED
-------------------------------------------------------------------------------

          Please mark your
A   / X / votes as in this
          example.

                                                  MANAGEMENT RECOMMENDS A
                FOR all nominees    Withheld      VOTE FOR THE NOMINEES FOR
                 listed at right    Authority     DIRECTORS LISTED BELOW.
                   (except as      to vote for
                  marked to the    all nominees
                 contrary below)  listed at right

1. Election of         / /              / /       Nominees: Michael Sorell, M.D.
   Directors.                                               Nicole Vitullo

To withhold authority to vote for any individual nominee(s), write such nominee(s) name(s) below:

_______________________________________


MANAGEMENT RECOMMENDS A
VOTE FOR PROPOSALS 2, 3 AND 4.

                                                          FOR  AGAINST  ABSTAIN
2. Approval of the 2000 Equity Incentive                  / /    / /      / /
   Plan.

3. Approval of the Amendment to the                       / /    / /      / /
   Employee Stock Purchase Plan.

4. Ratification of KPMG LLP as the                        / /    / /      / /
   Company's independent public
   accountants for fiscal year 2000.






SIGNATURES ___________________________________________  DATE __________________

Note: Please sign exactly as name appears hereon. Joint owners, each should sign. When signing as attorney, executor, administrator, trustees or guardian, please give full title as such.

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